                                                                               .
                                                                               .
                                                                               .
EXHIBIT 21.01 -- SUBSIDIARIES OF XCEL ENERGY INC.

                                                        STATE OF
SUBSIDIARY (A)                                          INCORPORATION    PURPOSE
----------------------------------------------------    -------------    -------
Northern States Power Co. (a Minnesota corporation)     Minnesota        Electric and gas utility
Northern States Power Co. (a Wisconsin corporation)     Wisconsin        Electric and gas utility
Public Service Co. of Colorado                          Colorado         Electric and gas utility
Southwestern Public Service Co.                         New Mexico       Electric utility
Cheyenne Light, Fuel and Power Co. (b)                  Wyoming          Electric and gas utility
WestGas InterState Inc.                                 Colorado         Natural gas transmission
Xcel Energy Wholesale Group Inc.                        Minnesota        Holding company providing
                                                                         wholesale energy
Utility Engineering Corp.                               Texas            Engineering, design and
                                                                         construction
Xcel Energy Markets Holdings Inc.                       Minnesota        Holding company providing energy
                                                                         marketing
e prime inc                                             Colorado         Natural gas marketing and trading
Xcel Energy International Inc.                          Delaware         Holding company with
                                                                         international holdings
Xcel Energy Ventures Inc.                               Minnesota        Holding company to develop new
                                                                         businesses
Eloigne Co.                                             Minnesota        Owns and operates affordable
                                                                         housing units
Xcel Energy Retail Holdings Inc.                        Minnesota        Holding company providing retail
                                                                         services
Planergy International Inc.                             Texas            Energy management, consulting,
                                                                         and demand-side management
                                                                         services
Xcel Energy Communications Group Inc.                   Minnesota        Holding company providing
                                                                         telecommunications
Seren Innovations, Inc.                                 Minnesota        Communications and data services
Xcel Energy WYCO Inc.                                   Minnesota        Holding company holding
                                                                         investment in WYCO
Xcel Energy O&M Services Inc.                           Minnesota        Holding company
Xcel Energy Services Inc.                               Minnesota        Holding company
Xcel Energy Foundation                                  Minnesota        Charitable foundation

-------------------
(a) Certain insignificant subsidiaries are omitted.
(b) In January 2004 Xcel Energy entered into an agreement to sell Cheyenne.